SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2003

INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events.

      On February 12, 2003, Indus International, Inc., a Delaware corporation (the “Company”), entered into a definitive agreement (the “Acquisition Agreement”) to acquire (the “Acquisition”) the Global Energy and Utility Solutions business unit of Systems & Computer Technology Corporation (“SCT”). In conjunction with the Acquisition, the Company obtained committed financing from investors (the “Purchasers”) through a private placement offering (the “Offering”) of approximately 6.8 million shares (the “Shares”) of the Company’s common stock, par value $.0001 (the “Common Stock”), and approximately $14.5 million of the Company’s 8% convertible notes due nine months from the date of issuance (the “Notes”).

      The purchase price for the Acquisition is approximately $39 million, subject to a working capital adjustment provided for in the Acquisition Agreement. The Company presently intends to finance a portion of the Acquisition through the Offering of the Shares and the Notes. The Notes will become convertible into shares of Common Stock upon the receipt of requisite approval of the Company’s stockholders. Once the approval is received, the Notes will automatically convert into Common Stock at the same price per share as the Shares sold under the Offering, subject to certain adjustments.

      The proceeds from the Company’s Offering of the Shares and the Notes will be placed into an escrow account, and such escrowed funds will not be released to the Company until the successful closing of the Acquisition. Upon the release of the escrowed funds to the Company, the Shares and the Notes will be issued to the Purchasers. In the event the Company is unable to close the Acquisition on or prior to March 14, 2003, then the escrowed funds will be returned to the Purchasers, together with any accrued interest, unless that date is extended as provided for under the Acquisition Agreement.

      The Company presently expects to finance the remaining balance of the purchase price for the Acquisition with approximately $4 million in cash from currently available funds and a $10 million promissory note to be issued to SCT, secured by certain real property that the Company will be acquiring in the Acquisition. The note to SCT will bear interest at six percent per year and mature six months from the date of the closing of the Acquisition. The Company presently expects to repay the note to SCT prior to its maturity with the proceeds of a third-party mortgage on the real property that the Company is acquiring in the Acquisition.

      On February 13, 2003, the Company issued the press release filed as Exhibit 99.1 with this Current Report on Form 8-K, announcing the Acquisition and the Offering.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

      (c)  Exhibits.

      The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Purchase Agreement, dated as of February 12, 2003, by and among the Company, SCT Utility Systems, Inc., SCT, SCT Financial Corporation, SCT Property, Inc., SCT International Limited, SCT Technologies (Canada) Inc., SCT Software & Resource Management Corporation and Systems & Computer Technology International B.V.

10.2	Purchase Agreement, dated as of February 12, 2003, by and among the Company and each of the Purchasers listed on the Schedule of Purchasers accompanying the Purchase Agreement.

10.3	Registration Rights Agreement for Shares, dated as of February 12, 2003, by and among the Company and each of the Purchasers of the Shares, as listed on the Schedule of Purchasers accompanying the Purchase Agreement, filed herewith as Exhibit 10.2.

10.4	Registration Rights Agreement for Conversion Shares, dated as of February 12, 2003, by and among the Company and each of the Purchasers of the Notes, as listed on the Schedule of Purchasers accompanying the Purchase Agreement, filed herewith as Exhibit 10.2

99.1	Press Release, dated February 13, 2003.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Jeffrey A. Babka Name: Jeffrey A. Babka Title: Executive Vice President Finance and Administration and Chief Financial Officer

Date: February 13, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase Agreement, dated as of February 12, 2003, by and among the Company, SCT Utility Systems, Inc., SCT, SCT Financial Corporation, SCT Property, Inc., SCT International Limited, SCT Technologies (Canada) Inc., SCT Software & Resource Management Corporation and Systems & Computer Technology International B.V.

10.2	Purchase Agreement, dated as of February 12, 2003, by and among the Company and each of the Purchasers listed on the Schedule of Purchasers accompanying the Purchase Agreement.

10.3	Registration Rights Agreement for Shares, dated as of February 12, 2003, by and among the Company and each of the Purchasers of the Shares, as listed on the Schedule of Purchasers accompanying the Purchase Agreement, filed herewith as Exhibit 10.2.

10.4	Registration Rights Agreement for Conversion Shares, dated as of February 12, 2003, by and among the Company and each of the Purchasers of the Notes, as listed on the Schedule of Purchasers accompanying the Purchase Agreement, filed herewith as Exhibit 10.2

99.1	Press Release, dated February 13, 2003.